PROXY STATEMENT
        PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                             (Amendment No.      )
                                           ------

Filed by the Registrant  x
                       ----

Filed by a Party other than the Registrant

Check the appropriate box:

     Preliminary Proxy Statement
----

     Confidential, for Use of the Commission Only (as permitted by Rule ---- 14a-6(e)(2)

  x  Definitive Proxy Statement
----

     Definitive Additional Materials
----

     Soliciting Material Pursuant to Section 240.14a-11(c) or Section ---- 240.14a-12

                         ACCELR8 TECHNOLOGY CORPORATION
                 ----------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
----

     $500 per each party to the controversy pursuant to Exchange Act Rule ---- 14a-6(i)(3).

     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
----
     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0- 11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

     Fee paid previously with preliminary materials.
----
     Check box if any part of the fee is offset as provided by Exchange Act ---- Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                         ACCELR8 TECHNOLOGY CORPORATION
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                FOR THE FISCAL YEARS ENDED JULY 31, 2000 AND 2001
                           TO BE HELD DECEMBER 6, 2001

     Notice is hereby given that the Annual Meeting (the "Annual Meeting") of the shareholders (the "Shareholders") of Accelr8 Technology Corporation, a Colorado corporation (the "Company"), will be held at 2:00 p.m., local time, on December 6, 2001, at the Warwick Hotel Denver, 1776 Grant Street, Denver, Colorado 80203, and any adjournments or postponements thereof for the following purposes:

     1. To elect the following three (3) persons to serve as directors of the Corporation until the next Annual Meeting of Shareholders and thereafter until their successors shall have been elected and qualified: Thomas V. Geimer, David C. Wilhelm and A. Alexander Arnold III.

     2 To ratify the selection of Levine Hughes & Mithuen Inc. as the independent public accountants of the Company for the fiscal year ending July 31, 2002;

     3. To consider and act upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Only Shareholders of record at the close of business on October 30, 2001, shall be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. All Shareholders are cordially invited to attend the Annual Meeting in person.


                                       By Order of the Board of Directors


                                       /s/  Thomas V. Geimer
                                       ----------------------------------
                                            Thomas V. Geimer,
                                            Chairman of the Board


November 6, 2001
Denver, Colorado

IF YOU DO NOT EXPECT TO BE PRESENT AT THE ANNUAL MEETING AND WISH YOUR SHARES OF COMMON STOCK TO BE VOTED, YOU ARE REQUESTED TO SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE.

                         ACCELR8 TECHNOLOGY CORPORATION
                     303 East Seventeenth Avenue, Suite 108
                             Denver, Colorado 80203

                                 PROXY STATEMENT
                             Dated November 6, 2001

                         ANNUAL MEETING OF SHAREHOLDERS
                FOR THE FISCAL YEARS ENDED JULY 31, 2000 AND 2001
                         TO BE HELD ON DECEMBER 6, 2001

                                     GENERAL
                                     -------

     This Proxy Statement is being furnished to the shareholders of Accelr8 Technology Corporation, a Colorado corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") from holders (the "Shareholders") of outstanding shares of common stock, no par value, of the Company (the "Common Stock"), for use at the Annual Meeting of the Shareholders for the fiscal years ended July 31, 2000 and 2001, to be held at 2:00 p.m., local time, on December 6, 2001, at the Warwick Hotel Denver, 1776 Grant Street, Denver, Colorado 80203, and any adjournments or postponements thereof (the "Annual Meeting"). This Proxy Statement, Notice of Annual Meeting of Shareholders and the accompanying Proxy Card are first being mailed to shareholders on or about November 6, 2001.

                       VOTING SECURITIES AND VOTE REQUIRED
                       -----------------------------------

     Only Shareholders of record at the close of business on October 30, 2001 (the "Record Date") are entitled to notice of and to vote the shares of Common Stock, no par value, of the Company held by them on such date at the Annual Meeting or any and all adjournments thereof. As of the Record Date, there were 7,631,317 shares of Common Stock issued and outstanding with 1,129,110 shares held in a Rabbi Trust by the Company for the benefit of Thomas V. Geimer. After subtracting the shares held in the Rabbi Trust from the total number of shares issued and outstanding, there are 6,502,207 shares entitled to vote at the Company's Annual Meeting. There was no other class of voting securities outstanding as of the Record Date.

     Each share of Common Stock held by a Shareholder entitles such Shareholder to one vote on each matter that is voted upon at the Annual Meeting or any adjournments thereof.

     The presence, in person or by proxy, of the holders of 33% of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. Assuming that a quorum is present, (i) the affirmative vote of the holders of a majority of the shares of Common Stock present at the Annual Meeting in person or by proxy will be required to elect each of the three nominees for directors of the Company, and (ii) to ratify the selection of Levine Hughes & Mithuen Inc. as the independent public accountants of the Company for the fiscal year ending July 31, 2002.

     Abstentions and broker "non-votes" will be counted toward determining the presence of a quorum for the transaction of business; however, abstentions will have the effect of a negative vote on the proposals being submitted. Abstentions may be specified on all proposals. A broker "non-vote" will have no effect on the outcome of any of the proposals.

     If the accompanying proxy is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the accompanying Proxy will vote "FOR" the election of the three nominees for directors of the Company and "FOR" the ratification of the selection of Levine Hughes & Mithuen Inc. as the independent public accountants of the Company for the fiscal year ending July 31, 2002, and as recommended by the Board of Directors with regard to any other matters or, if no such recommendation is given, in their own discretion. The Company's executive officers and directors have advised the Company that they intend to vote their shares (including those shares over which they hold voting power), representing approximately 1,170,379 shares (i.e., approximately18% of the shares entitled to vote) as of October 30, 2001, in favor of each of the proposals above. Each Proxy granted by a Shareholder may be revoked by such Shareholder at any time thereafter by writing to the Secretary of the Company prior to the Annual Meeting, or by execution and delivery of a subsequent Proxy or by attendance and voting in person at the Annual Meeting, except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such Proxy.

     A representative from Levine Hughes & Mithuen Inc. is expected to attend the Annual Meeting, and is expected to be available to make a statement or respond to any questions at the Annual Meeting.

     The cost of soliciting these Proxies, consisting of the printing, handling, and mailing of the Proxy and related material, and the actual expense incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding proxy materials to the beneficial owners of the shares of Common Stock, will be paid by the Company.

     In order to assure that there is a quorum, it may be necessary for certain officers, directors, regular employees and other representatives of the Company to solicit Proxies by telephone or telegraph or in person. These persons will receive no extra compensation for their services.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                    ----------------------------------------
                              OWNERS AND MANAGEMENT
                              ---------------------

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of October 30, 2001 by (i) each person who is known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock; (ii) each of the Company's executive officers and directors ; and (iii) all executive officers and directors as a group. On October 30, 2001, the Company had 7,631,317 shares of its Common Stock issued and outstanding. The calculation also includes the 1,129,110 shares which are held by the Rabbi Trust for the benefit of Thomas V. Geimer, and which have not been included in the calculation of the shares entitled to vote. Common Stock not outstanding but deemed beneficially owned by virtue of the right of an individual to acquire shares is treated as outstanding only when determining the amount and percentage of Common Stock owned by such individual. Except as noted, each person or entity has sole voting and sole investment power with respect to the shares shown.

         Name and Address                         Shares Beneficially Owned
         of Beneficial Owner                      -------------------------
         -------------------                       Number          Percent
                                                   ------          -------

         Thomas V. Geimer(1), (2)                  340,300            4.29

         Harry J. Fleury(1), (3), (4)              223,750            2.88

         A. Alexander Arnold III(5)                938,000           12.17
         845 Third Ave., 6th Flr
         New York, NY  10021

         David C. Wilhelm(6)                       248,329            3.22
         333 Logan St. Suite 100
         Denver, CO 80203

         Executive Officers and Directors        1,750,379           21.32
         as a Group (4 persons)

------------------------

(1) The address for Messrs. Geimer and Fleury is 303 E. 17th Avenue, Suite 108, Denver, CO 80203.

(2) Does not include 1,129,110 shares, which were purchased by Mr. Geimer upon exercise of warrants and options. Mr. Geimer exercised these options and warrants on October 14, 1997, and simultaneously contributed the shares acquired to a Rabbi Trust. Includes 300,000 shares, which may be purchased by Mr. Geimer upon exercise of options.

(3) Includes 130,000 shares, which may be purchased by Mr. Fleury upon exercise of options.

(4) Does not include options to purchase 20,000 shares which are currently not exercisable but which will vest upon the passage of time.

(5) Includes 800,000 shares held by four trusts. Mr. Arnold merely serves as trustee for each of those trusts but is not a beneficiary of and has no pecuniary interest in any of those trusts. Also includes 63,000 shares held in investment advisory accounts for which Mr. Arnold serves as the investment advisor. Also includes 75,000 shares, which may be purchased by Mr. Arnold upon exercise of options.

(6) Includes 162,225 shares held by the Jean C. Wilhelm Trust, of which Mr. Wilhelm and his children are the lifetime beneficiaries, and 100 shares held by the David C. Wilhelm Living Trust, of which Mr. Wilhelm is the beneficiary, 11,004 shares held by the Jean Jackson Emery Living Trust, of which Jean Emery is the beneficiary, who is the wife of Mr. Wilhelm, and 75,000 shares which may be purchased by Mr. Wilhelm upon exercise of options.

                    BOARD OF DIRECTORS AND COMMITTEE MEETINGS

     The Board of Directors currently consists of three members, each of whom is proposed for re-election at the Annual Meeting.

     The Board of Directors maintains a Compensation Committee and an Audit Committee. The members of the Compensation Committee and the Audit Committee are Messrs. Arnold and Wilhelm, the Company's non-management directors. The Compensation Committee did not hold any meetings during the last fiscal year. The Audit Committee held four (4) meetings during the last fiscal year.

     The primary function of the Compensation Committee is to review and make recommendations to the Board with respect to the compensation, including bonuses, of the Company's officers and to administer the Company's stock option plans. The Audit Committee is comprised of Messrs. Arnold and Wilhelm. The function of the Audit Committee is to review and approve the scope of audit procedures employed by the Company's independent auditors, to review and approve the audit reports rendered by the Company's independent auditors and to approve the audit fee charged by the independent auditors. The Audit committee reports to the Board of Directors with respect to such matters and recommends the selection of independent auditors. The Compensation Committee did not hold any meetings during the last fiscal year. The Audit Committee held four (4) meetings during the last fiscal year.

     The Audit Committee has reviewed and discussed with management the audited financial statements for the Company's fiscal year ended July 31, 2001. The Audit Committee has discussed with the Company's independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380), as may be modified or supplemented. The Audit Committee has not received the written disclosures and the letter from The independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, but has discussed with the independent accountants the independent accountants' independence.

     Based on the review and discussion referred to in the immediately foregoing paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company for the fiscal year ended July 31, 2001, be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

     As noted above, the members of the Audit Committee are David C. Wilhelm and
A. Alexander Arnold III, both of whom are independent directors as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards, as applicable and as may be modified or supplemented.

     Effective as of June 9, 2000, the Board of Directors of the Company adopted a written charter for the Audit Committee, a copy of which has been furnished in previous public filings of the Company.



                             EXECUTIVE COMPENSATION

     The following table sets forth the annual and long-term compensation for services in all capacities to the Company in the two fiscal years ended July 31, 2001, of Thomas V. Geimer and Harry J. Fleury, who are the Company's most highly compensated executive officers.

                                  Annual Compensation         Long Term Compensation
                                  -------------------         ----------------------
                                                             Other          Securities
Name and                     Fiscal                          Annual         Underlying
Principal Position           Year     Salary       Other     Compensation   Options
------------------           ----     ------       -----     ------------   -------
Thomas V.  Geimer            2001    $100,507    $75,000(1)      (5)         --
  Chief Executive Officer    2000    $100,500    $75,000(1)                 300,000(2)
  and Chief Financial
  Officer

Harry J. Fleury              2001    $ 75,507    $11,067(3)      (5)         10,000(4)
  President                  2000    $ 74,823    $ 1,327(3)      --          10,000(4)

----------------------------

(1) Represents deferred compensation for Mr. Geimer pursuant to the Company's deferred compensation plan, $75,000 of which vested during each of the fiscal years ended July 31, 2000 and 2001.

(2) Includes 100,000 options previously granted to Mr. Geimer and the replacement of 200,000 options that were previously granted to Mr. Geimer, which were canceled pursuant to a stock option exchange agreement. See "Stock Option Exchange."

(3) Includes sales commissions earned by Mr. Fleury on revenues from certain sales.

(4) Represents stock options to purchase 50,000 shares at an exercise price of $2.50 per share, 30,000 of which had vested as of July 31, 2001 and 10,000 of which will vest on each of July 31, 2002 and 2003, if still employed.

(5) The Company reimbursed Messrs. Geimer and Fleury for civil penalties paid by them in connection with the settlement of the SEC matter. (See "Legal Proceedings" and "Certain Transactions.")

Option Values. The following table provides certain information concerning the fiscal year end value of unexercised options held by Mr. Geimer and Mr. Fleury.


                          Aggregated Option Exercises in 2000 Fiscal Year
                                 and Fiscal Year End Option Values

                      Shares                       Number of Unexercised      Value of Unexercised
                      Acquired on     Value        Options at Fiscal Year     In-the-Money Options
Name                  Exercise        Realized     End                        Fiscal Year End(1)
----                  --------        --------     ----------------------     ------------------
                                                   Exer-         Unexer-      Exer-      Unexer-
                                                   cisable       cisable      cisable    cisable
                                                   -------       -------      -------    -------
Thomas V.  Geimer         0              0         100,000            0       $      0        0

Harry J. Fleury           0              0         130,000       20,000       $107,000        0

------------------------------------

(1) Value calculated by determining the difference between the closing sales price on July 31, 2001, of $1.43 per share and the exercise price of the options. Fair market value was not discounted for restricted nature of any stock purchased on exercise of these options.

Employment Agreements

     The Company has entered into employment agreements with Thomas V. Geimer, Harry J. Fleury, James Godkin, and Franz Huber, which expire on November 30, 2001. Mr. Geimer's employment agreement is for a two year term, is automatically renewable for one year increments, and provides for a yearly salary of $100,000 per year with deferred compensation of $75,000 per year. Mr. Geimer's agreement also contains provisions under which the Company will be obligated to pay Mr. Geimer five times his annual salary and deferred compensation in the amount of $50,000 (i.e., an aggregate of $750,000) if a change of control as defined in the agreement occurs. The Company has notified Messrs. Fleury, Godkin and Huber that their employment contracts will not be renewed as of November 30, 2001.

Compensation Pursuant to Plans

     Employee Retirement Plan. During fiscal year 1996, the Company established a SARSEP-IRA employee pension plan that covers substantially all full-time employees. Under the plan, employees have the option to contribute up to the lesser of 15% of their compensation or $10,500. The Company may make discretionary contributions to the plan based on recommendations from the Board of Directors. The Company made no contribution for the fiscal years ended July 31, 2000 or 2001.

     Deferred Compensation Plan. In January 1996, the Company established a deferred compensation plan for the Company's employees. The Company may make discretionary contributions to the plan based upon recommendations from the Board of Directors. For each of the fiscal years ended July 31, 2000 and 2001, the Company contributed $75,000 to the plan. The $75,000 contribution for the fiscal year ended July 31, 2001 was made October 19, 2001.

     Options. At July 31, 2001, the Company had outstanding an aggregate of 240,000 options issued to employees of the Company pursuant to the Company's 1987 non-qualified stock option plan (the "1987 Plan"). The 240,000 options are exercisable at a price of $0.36 per share. The Company's Board of Directors during the 1994 fiscal year adopted a resolution providing that for so long as a recipient of an option grant remains in the employ of the Company, the options held will not expire and if the recipient's employment is terminated, the holder will have up to 90 days after termination to exercise any vested but previously unexercised options. In 1997, the Board of Directors passed a further resolution clarifying that upon the death of an optionee, an unexercised option will remain exercisable for a period of one year by, and only by, the person to whom the optionee's rights have passed by will or by the laws of descent and distribution. All options previously granted are administered by the Company's Board of Directors. The options provide for adjustment of the number of shares issuable in the case of stock dividends or stock splits or combinations and adjustments in the case of recapitalization, merger or sale of assets.

     On October 14, 1997, Thomas V. Geimer exercised an aggregate of 1,140,000 warrants and options to acquire 1,140,000 shares of the Company's Common Stock at an exercise price of $0.24 per share. Under the terms of the Rabbi Trust the shares will be held in the trust, and carried as shares held for employee benefit by the Company. The Rabbi Trust provides that upon Mr. Geimer's death, disability, or termination of his employment the shares will be released ratably over the subsequent ten (10) years, unless the Board of Directors determines otherwise. See Note 5 to the Financial Statement for further information.

The 1996 Stock Option Plans

     The Board of Directors of the Company has adopted an incentive stock option plan (the "Qualified Plan") which provides for the grant of options to purchase an aggregate of not more than 700,000 shares of the Company's Common Stock. The purpose of the Qualified Plan is to make options available to management and employees of the Company in order to provide them with a more direct stake in the future of the Company and to encourage them to remain with the Company. The Qualified Plan provides for the granting to management and employees of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code").

     The Board of Directors of the Company has adopted a non-qualified stock option plan (the "Non-Qualified Plan") which provides for the grant of options to purchase an aggregate of not more than 300,000 shares of the Company's Common Stock. The purpose of the Non-Qualified Plan is to provide certain key employees, independent contractors, technical advisors and directors of the Company with options in order to provide additional rewards and incentives for contributing to the success of the Company. These options are not incentive stock options within the meaning of Section 422 of the Code.

     The Qualified Plan and the Non-Qualified Plan (the "Stock Option Plans") will be administered by a committee (the "Committee") appointed by the Board of Directors which determines the persons to be granted options under the Stock Option Plans and the number of shares subject to each option. No options granted under the Stock Option Plans will be transferable by the optionee other than by will or the laws of descent and distribution and each option will be exercisable, during the lifetime of the optionee, only by such optionee. Any options granted to an employee will terminate upon his ceasing to be an employee, except in limited circumstances, including death of the employee, and where the Committee deems it to be in the Company's best interests not to terminate the options.

     The exercise price of all incentive stock options granted under the Qualified Plan must be equal to the fair market value of such shares on the date of grant as determined by the Committee, based on guidelines set forth in the Qualified Plan. The exercise price may be paid in cash or (if the Qualified Plan shall meet the requirements of rules adopted under the Securities Exchange Act of 1934) in Common Stock or a combination of cash and Common Stock. The term of each option and the manner in which it may be exercised will be determined by the Committee, subject to the requirement that no option may be exercisable more than 10 years after the date of grant. With respect to an incentive stock option granted to a participant who owns more than 10% of the voting rights of the Company's outstanding capital stock on the date of grant, the exercise price of the option must be at least equal to 110% of the fair market value on the date of grant and the option may not be exercisable more than five years after the date of grant.

     The Stock Option Plans were approved by the Company's shareholders at a Special Shareholders Meeting held on November 8, 1996. As of July 31, 2000, 25,000 options, exercisable at $1.50 per share of Common Stock had been granted to each of Messrs. Wilhelm and Arnold pursuant to the Non-Qualified Plan. As of July 31, 2001, a total of 222,000 options exercisable at $1.50 to $5.00 per share of Common Stock had been granted to employees pursuant to the Qualified Plan.

Stock Option Exchange

     In recognition of the decline in the Company's stock price and the fact that options previously granted did not provide the intended incentive to the outside directors and to the Company's Chairman and Chief Executive Officer, the Board of Directors approved the voluntary exchange of certain stock options held by those individuals effective on January 31, 2001. Each of the three directors voluntarily accepted the exchange and agreed to exchange certain currently outstanding options for new options. Pursuant to the terms of the exchange, the exercise price per share of the new options was established at 100% of the fair market value of each share of the Company's Common Stock on the date of grant, based upon the closing price reported by the principal market for the Company's Common Stock (the NASDAQ Electronic Bulletin Board) on the date of grant. The date of grant for the new options was August 1, 2001, which was the first business day that was at least six months after the date that the Company and the directors agreed to cancel the options tendered and accepted the exchange for the new options. Messrs. Wilhelm and Arnold each exchanged options to acquire an aggregate of 50,000 shares (i.e., 25,000 shares exercisable at $7.25 per share and 25,000 shares exercisable at $2.50 per share for options to acquire 50,000 shares of the Company's Common Stock at an exercise price of $1.45 per share. Mr. Geimer exchanged options to acquire an aggregate of 200,000 shares (i.e., 100,000 shares exercisable at $12.00 per share and 100,000 shares exercisable at $2.50 per share for options to acquire 200,000 shares of the Company's Common Stock at an exercise price of $1.45 per share. The new options expire ten years from the date of grant.

                              CERTAIN TRANSACTIONS

     During fiscal year 1996, the Company established a deferred compensation plan for the Company's employees. The Company may make discretionary contributions to the plan based on recommendations from the Board of Directors. As of July 31, 2001, the Board of Directors had authorized deferred compensation totaling $ $450,000 since fiscal year 1996 of which Mr. Geimer was totally vested and $375,000 had been funded. The $75,000 contribution for fiscal year ended July 31, 2001 was made October 19, 2001.

     In connection with the settlement reached with the SEC on July 12, 2001, the Company agreed to indemnify the individual officers with respect to the civil penalties assessed against the individual officers on an after tax basis. For more information, please see "LEGAL PROCEEDINGS" and "EXECUTIVE COMPENSATION."

     There were no other transactions or series of transactions for the fiscal year ended July 31, 2001, nor are there any currently proposed transactions, or series of the same to which the Company is a party, in which the amount involved exceeds $60,000 and in which, to the knowledge of the Company, any director, executive officer, nominee, 5% shareholder or any member of the immediate family of the foregoing persons, have or will have a direct or indirect material interest.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities and Exchange Act of 1934, as amended, generally requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities ("10% owners") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors and executive officers and 10% owners are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of copies of such reports furnished to the Company and verbal representations that no other reports were required to be filed during the fiscal year ended July 31, 2001, all Section 16(a) filing requirements applicable to its directors, executive officers and 10% owners were met.

                                LEGAL PROCEEDINGS


Concluded Legal Matters

     On November 16, 1999, the United States Securities and Exchange Commission ("SEC") filed suit in the United States District Court for the District of Colorado against Accelr8 Technology Corporation, Thomas V. Geimer, Harry J. Fleury, and James Godkin, captioned Securities and Exchange Commission v. Accelr8 Technology Corporation, et al., Civil Action No. 99-D-2203. The SEC sought an injunction permanently restraining and enjoining each defendant from violating Section 10(b) of the Securities Exchange Act of 1934, and Rule 10b-5 promulgated thereunder; Section 13(a) of the Securities Exchange Act of 1934, and Rules 12b-20, 13a-1, and 13a-13 promulgated thereunder, and, in addition, that Mr. Geimer and Mr. Godkin be enjoined from future violations of Section 13(b)(2) of the Securities Exchange Act of 1934. Section 10(b) of the Exchange Act and Rule 10b-5 thereunder relate to securities fraud. Section 13 of the Exchange Act and the rules thereunder relate to reporting and record keeping. The SEC alleged that the Defendants made material misrepresentations of fact regarding the capability of certain of the Company's products, and the Company's financial condition, including its revenues and earnings. The SEC also alleged that Mr. Geimer and Mr. Godkin failed to implement, or circumvented, a system of internal accounting controls, falsified books and records, and made misrepresentations to the Company's accountants. On July 12, 2001, the Defendants, without admitting or denying the allegations of the Third Amended Complaint filed by the SEC, consented to the entry of Final Orders in which the court dismissed the securities fraud claims against all Defendants with prejudice, made no findings that any violation of law occurred, and enjoined the Defendants from future violations of Section 13 of the Exchange Act, and the regulations thereunder referred to above. In addition, Mr. Geimer paid a civil

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penalty of $65,000, Mr. Fleury paid a civil penalty of $20,000, and Mr. Godkin paid a civil penalty of $20,000. All costs, expenses, civil penalties, and liabilities incurred by the Defendants in defending and settling this matter were borne by the Company.

Pending Legal Matters

     On May 4, 2000, Harley Meyer filed in the United States District Court for the District of Colorado a putative class action against Accelr8 Technology Corporation, Thomas V. Geimer and Harry J. Fleury. On June 2, 2000, Charles Germer filed in the United States District Court for the District of Colorado a putative class action against Accelr8 Technology Corporation, Thomas V. Geimer and Harry J. Fleury. On June 8, 2000, William Blais filed in the United States District Court for the District of Colorado a putative class action against Accelr8 Technology Corporation, Thomas V. Geimer and Harry J. Fleury. On June 20, 2000, Diana Wright filed in the United States District Court for the District of Colorado a putative class action against Accelr8 Technology Corporation, Thomas V. Geimer and Harry J. Fleury. On August 14, 2000, Derrick Hongerholt filed in the United States District Court for the District of Colorado a shareholder derivative action against Thomas V. Geimer, David C. Wilhelm, A. Alexander Arnold III, Harry J. Fleury, James Godkin and Accelr8 Technology Corporation as a nominal Defendant. These actions have been consolidated under the caption In re Accelr8 Technology Corporation Securities Litigation, Civil Action No. 00-K-938. On October 16, 2000, a Consolidated Amended Class Action Complaint was filed which added James Godkin as a Defendant. The Consolidated Amended Complaint alleges violations of Section 10(b) of the Securities Exchange Act of 1934, and Rule 10b-5 thereunder, essentially making the same allegations as were made by the SEC in its initial Complaint. The Defendants have answered the Amended Complaint, in which they denied liability and raised affirmative defenses. On January 23, 2001, the Court granted the Plaintiff's Motion for Class Certification. The Defendants have answered the Hongerholt derivative Complaint, and have denied all claims. The Company and the individual Defendants believe they have substantial defenses to both the class and derivative claims, but there are no assurances that the resolution of these actions will not have a material adverse effect on the Company. The consolidated class actions, including the Hongerholt derivative action, have not been set for trial. The Company is paying the costs of its own defense, as well as the costs of defense of the individual Defendants under its indemnification obligations.

     On May 24, 2000, William Dews, an alleged shareholder of Accelr8, filed a derivative action on behalf of the Company, against Thomas V. Geimer, A. Alexander Arnold III and David C.Wilhelm, captioned John William Dews v. Thomas
V. Geimer, et al., Civil Action No. 00-CV-2785 (District Court, City and County of Denver, Colorado). This action alleges various breaches of fiduciary duty arising out of the activities alleged by the Securities and Exchange Commission, as well as the Company's determination to defend against the SEC's allegations. The parties have reached an agreement under which the Complaint will be dismissed without prejudice upon an exchange of releases, with no payments to be made by the Defendants. That agreement is subject to court approval, and there can be no guaranty that it will be approved. Although no claims are asserted against the Company in this action, the Company is bearing the cost of defense in accordance with indemnification agreements with Mr. Geimer, Mr. Wilhelm, and Mr. Arnold.

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


     On July 14, 2000, the Agricultural Excess and Surplus Insurance Company, which is the carrier of Accelr8's director and officer liability policy, filed in the United States District Court for the District of Colorado an action for a declaratory judgment seeking to rescind Accelr8's directors and officers liability policy, captioned Agricultural Excess and Surplus Insurance Company v. Accelr8 Technology Corporation, Civil Action No. 00-B-1417. That policy has a $1 million limit, with a $100,000 deductible. The insurance company alleges that it was fraudulently induced to enter into the contract of insurance through knowing material misrepresentations made by the Company in its Form 10-KSB filed with the SEC, concerning the capabilities of certain of the Company's products. The Defendants have answered the Complaint, in which they denied the claim for rescission, and have filed a counterclaim seeking damages for the insurer's bad faith. Although the Company believes the insurance company's claim for rescission to be not well-founded, there is no assurance that the Company will succeed in the litigation. If the Company is unsuccessful, it will lose the benefits otherwise available under the policy. The Company is bearing the cost of litigation for all Defendants.

                                   PROPOSAL 1

                          ELECTION OF THREE (3) PERSONS
                      TO SERVE AS DIRECTORS OF THE COMPANY

     The Company's directors are elected annually to serve until the next Annual Meeting of Shareholders and thereafter until their successors shall have been elected and qualified. The number of directors presently authorized by the Bylaws of the Company shall be not less than three (3) nor more than seven (7).

     Unless otherwise directed by shareholders, the proxy holders will vote all shares represented by proxies held by them for the election of the following nominees, all of whom are now members and constitute the Company's Board of Directors. The Company is advised that all nominees have indicated their availability and willingness to serve if elected. In the event that any nominee becomes unavailable or unable to serve as a director of the Company prior to the voting, the proxy holder will vote for a substitute nominee in the exercise of his best judgment.

INFORMATION CONCERNING NOMINEES

     Thomas V. Geimer, 54, has been the Chairman of the Board of Directors and a director of the Company since 1987. He currently serves as the Chief Executive Officer, Chief Financial Officer and Secretary of the Company. Mr. Geimer is responsible for development of the Company's business strategy, day to day operations, accounting and finance functions. Before assuming full-time responsibilities at the Company, Mr. Geimer founded and operated an investment banking firm.

     David C. Wilhelm, 82, has been a director of the Company since June 1988. For the past 30 years, Mr. Wilhelm has been President of Wilhelm Co., an agribusiness company located in Denver, Colorado, which is principally engaged in the cattle feeding and commodity business. Since 1972, Mr. Wilhelm has been a director of Colorado National Bank located in Denver, Colorado. Mr. Wilhelm is a member of the International Executive Service Corp., and was formerly the Director of the Colorado Cattlemen's Association. Mr. Wilhelm received a Bachelor of Arts in American History from Yale University in 1942.

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     Alexander Arnold III, 61, has served as a director of the Company since
September 1992. For the past 25 years, Mr. Arnold has served as a Managing Director of Trainer, Wortham & Co., Inc., a New York City-based investment counselor firm, which Mr. Arnold co-founded. Mr. Arnold received a Bachelor of Arts degree from Rollins College in 1964 and a Masters of Business Administration from Boston University in 1966.

     Involvement in Certain Legal Proceedings. On July 12, 2001, the Company, Thomas V. Geimer and two other employees of the Company (the "Defendants"), without admitting or denying the allegations of the Third Amended Complaint filed by the SEC, consented to the entry of Final Orders in which the court dismissed certain securities fraud claims that had been made by the SEC against all Defendants with prejudice, made no findings that any violation of law occurred, and enjoined the Defendants from future violations of Section 13 of the Exchange Act, and the regulations thereunder, that are specifically set forth under "Legal Proceedings-Concluded Legal Matters" above. In addition, Mr. Geimer paid a civil penalty of $65,000, and the other two employees each paid civil penalties of $20,000. All costs, expenses, civil penalties, and liabilities incurred by the Defendants in defending and settling this matter were borne by the Company. For more detailed information concerning the SEC's allegations made in the Third Amended Complaint and the settlement, see "Legal Proceedings-Concluded Legal Matters" above.

Board Recommendation

     The Board recommends a vote FOR the election of each of the three nominees for directors of the Company.

                                   PROPOSAL 2

                          RATIFICATION OF SELECTION OF
                   LEVINE HUGHES & MITHUEN INC. AS INDEPENDENT
                          PUBLIC ACCOUNTANTS OF COMPANY

     The Audit Committee recommended and the Board of Directors has selected Levine Hughes & Mithuen Inc. as independent public accountants of the Company for the fiscal year ending July 31, 2002, and has further directed that the Company submit the selection of independent public accountants for ratification by shareholders at the Annual Meeting of Shareholders. Levine Hughes & Mithuen Inc. has acted for the Company as independent public accountants for a number of years. If the appointment of Levine Hughes & Mithuen Inc. is not approved by the shareholders, the Board of Directors will consider the selection of other independent public accountants for the fiscal year ending July 31, 2001.

     Audit Fees--The aggregate fees paid to Levine Hughes & Mithuen Inc. for professional services rendered for the audit of the Company's financial statements for the fiscal year ended July 31, 2001, and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $23,623.80.

     OpTest Acquisition Fees--The aggregate fees paid to Levine Hughes & Mithuen Inc. for services relating to the acquisition of OpTest were $2,267.50.

     All Other Fees--The aggregate fees paid to Levine Hughes & Mithuen Inc. for professional services rendered during the fiscal year ended July 31, 2001, other than as stated above under the captions Audit Fees and OpTest Acquisition Fees, were $562.25.

Board Recommendation

     The Board recommends a vote FOR the ratification of the selection of Levine Hughes & Mithuen Inc. as independent public accountants of the Company for the fiscal year ending July 31, 2002.

                                     GENERAL

Other Matters

     The Board of Directors does not know of any matters that are to be presented at the Annual Meeting of Shareholders other than those stated in the Notice of Annual Meeting and referred to in this Proxy Statement. If any other matters should properly come before the Annual Meeting, it is intended that the proxies in the accompanying form will be voted as the persons named therein may determine in their discretion.

Shareholder Proposals

     If any shareholder of the Company intends to present a proposal for consideration at the 2002 Annual Meeting of Shareholders and desires to have such proposal included in the proxy statement and form of proxy distributed by the Board of Directors with respect to such meeting, such proposal must be received at the Company's offices, 303 East Seventeenth Avenue, Suite 108, Denver, Colorado 80203, Attention: Secretary, not later than July 9, 2002.


                                            By Order of the Board of Directors

                                            /s/  Thomas V. Geimer
                                            ----------------------------------
                                                 Thomas V. Geimer,
                                                 Chairman of the Board


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